Exhibit 99.1
For Immediate Release
HOLLY CORPORATION REPORTS QUARTERLY RESULTS
     Dallas, Texas, November 6, 2007 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported quarterly net income of $58.1 million ($1.06 per basic and $1.04 per diluted share) for the three months ended September 30, 2007, compared to net income of $79.0 million ($1.40 per basic and $1.37 per diluted share) for the three months ended September 30, 2006. Net income was $284.3 million ($5.17 per basic and $5.08 per diluted share) for the nine months ended September 30, 2007, compared to net income of $218.9 million ($3.81 per basic and $3.73 per diluted share) for the nine months ended September 30, 2006.
     Net income decreased by 26% or $20.9 million for the three months ended September 30, 2007, compared to the three months ended September 30, 2006 principally due to a decline in refined product margins during the current year’s third quarter. Overall refinery gross margins for the three months ended September 30, 2007 were $12.84 per produced barrel, as compared to $17.75 per produced barrel for the three months ended September 30, 2006. Overall sales and other revenues for the three months ended September 30, 2007 increased 3% or $36.0 million, as compared to the three months ended September 30, 2006. The increase is principally due to higher sales prices in the third quarter of 2007 as compared to 2006. The increase in sales would have been higher if volumes had not been negatively impacted by the effects of lost production resulting from downtime at our Navajo Refinery during the current year’s third quarter.
     Consolidated refinery production on a barrels per day (“BPD”) basis was 3% or 3,370 BPD lower at 104,610 BPD for the three months ended September 30, 2007 compared to 107,980 BPD for the same period in 2006.

     During August 2007, certain units at our Navajo Refinery were down for 10 days of unscheduled repairs as a result of damage incurred from a power outage. During this 10 day period, refinery production was reduced significantly. Although our overall current year production levels of refined products have exceeded our 2006 production levels throughout most of the current year, lost production at our Navajo Refinery during this 10 day period resulted in a 3% lower third quarter production level in 2007 compared to the same period in 2006.
     Net income increased by 30% or $65.4 million for the nine months ended September 30, 2007, compared to the nine months ended September 30, 2006 principally due to an overall increase in refined product margins experienced throughout most of the current year combined with an increase in volumes of produced refined products sold. Also, net income for the nine months ended September 30, 2006 included $20.8 million of income from discontinued operations related to the sale of our Montana Refinery in March 2006. Overall refinery gross margins were $19.32 per produced barrel for the nine months ended September 30, 2007, as compared to $17.23 for the nine months ended September 30, 2006. Overall sales and other revenues increased 9% for the nine months ended September 30, 2007, as compared to the nine months ended September 30, 2006.
     The large increase in volume of produced refined products sold for the nine months ended September 30, 2007, as compared to the same period in 2006 is attributable to increased production levels during the current year. Our production levels were lower for the nine months ended September 30, 2006 due to planned downtime at our Navajo and Woods Cross Refineries during the second quarter of 2006. Also contributing to our production increase for the nine months ended September 30, 2007 as compared to the prior year is an increase in production levels at our Navajo Refinery following a 8,000 barrels per stream day (“BPSD”) refinery expansion in mid-year 2006 combined with an additional 2,000 BPSD expansion in mid-year 2007. This increase in production for the nine months ended September 30, 2007 was partially offset by a decrease in production during August 2007 due to downtime at our Navajo Refinery as discussed above.
     “Contraction in industry-wide margin levels during the third quarter negatively impacted our results. In addition, unplanned downtime at our facilities resulted in a lost opportunity cost of approximately $0.20 per share during the quarter. Past investments in sour crude processing capabilities at our Navajo Refinery and the ability to run certain lower priced distressed crude oils at our Woods Cross Refinery somewhat cushioned the impact of declining industry-wide margins. We believe that our current capital projects, which will substantially increase our ability to process lower priced crude oils at both facilities, will pay dividends in strong as well as challenging margin environments. I note that, for the third quarter of 2007, we generated earnings before interest, taxes and depreciation (“EBITDA”) from continuing operations of $83.7 million as compared to $130.2 million of EBITDA from continuing operations for the third quarter of 2006.”
     “Although we are disappointed with our third quarter results, we are extremely pleased with our year-to-date earnings and we believe that although volatility in margins will persist, that as long as refinery capacity is in tight balance with demand, our industry should continue to enjoy a healthy level of profitability.” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly.
     The Company has scheduled a conference call for today, November 6, 2007 at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (888) 548-4639. The ID# for this call is 20525293. Listeners may access the call via the internet at: http://www.videonewswire.com/event.asp?id=43142. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available for two weeks.
     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 85,000 BPSD refinery located in New Mexico and a 26,000 BPSD refinery in Utah. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,700 miles of petroleum product pipelines in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.

     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	September 30,		Change from 2006
	2007	2006	Change	Percent
		(In thousands, except per share data)
Sales and other revenues	$1,208,671	$1,172,693	$35,978	3.1%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	1,059,471	979,309	80,162	8.2
Operating expenses (exclusive of depreciation, depletion and amortization)	52,185	54,146	(1,961)	(3.6)
General and administrative expenses (exclusive of depreciation, depletion and amortization)	18,798	12,566	6,232	49.6
Depreciation, depletion and amortization	10,531	9,480	1,051	11.1
Exploration expenses, including dry holes	54	102	(48)	(47.1)

Total operating costs and expenses	1,141,039	1,055,603	85,436	8.1

Income from operations	67,632	117,090	(49,458)	(42.2)
Other income (expense):
Equity in earnings of HEP	5,564	3,596	1,968	54.7
Interest income	4,368	2,747	1,621	59.0
Interest expense	(297)	(268)	(29)	10.8

	9,635	6,075	3,560	58.6

Income from continuing operations before income taxes	77,267	123,165	(45,898)	(37.3)
Income tax provision	19,141	43,964	(24,823)	(56.5)

Income from continuing operations	58,126	79,201	(21,075)	(26.6)
Loss from discontinued operations, net of taxes	—	(199)	199	(100.0)

Net income	$58,126	$79,002	$(20,876)	(26.4)%

Basic earnings per share:
Continuing operations	$1.06	$1.40	$(0.34)	(24.3)%
Discontinued operations	—	—	—	—

Net income	$1.06	$1.40	$(0.34)	(24.3)%

Diluted earnings per share:
Continuing operations	$1.04	$1.37	$(0.33)	(24.1)%
Discontinued operations	—	—	—	—

Net income	$1.04	$1.37	$(0.33)	(24.1)%

Cash dividends declared per common share	$0.12	$0.08	$0.04	50.0%

Average number of common shares outstanding:
Basic	54,819	56,555	(1,736)	(3.1)%
Diluted	55,853	57,783	(1,930)	(3.3)%

	Nine Months Ended
	September 30,		Change from 2006
	2007	2006	Change	Percent
		(In thousands, except per share data)
Sales and other revenues	$3,351,535	$3,085,127	$266,408	8.6%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	2,708,422	2,562,803	145,619	5.7
Operating expenses (exclusive of depreciation, depletion and amortization)	153,430	155,705	(2,275)	(1.5)
General and administrative expenses (exclusive of depreciation, depletion and amortization)	55,993	44,813	11,180	24.9
Depreciation, depletion and amortization	32,623	28,187	4,436	15.7
Exploration expenses, including dry holes	311	329	(18)	(5.5)

Total operating costs and expenses	2,950,779	2,791,837	158,942	5.7

Income from operations	400,756	293,290	107,466	36.6
Other income (expense):
Equity in earnings of HEP	13,864	8,324	5,540	66.6
Interest income	10,478	6,890	3,588	52.1
Interest expense	(840)	(815)	(25)	3.1

	23,502	14,399	9,103	63.2

Income from continuing operations before income taxes	424,258	307,689	116,569	37.9
Income tax provision	139,963	109,599	30,364	27.7

Income from continuing operations	284,295	198,090	86,205	43.5
Income from discontinued operations, net of taxes	—	20,817	(20,817)	(100.0)

Net income	$284,295	$218,907	$65,388	29.9%

Basic earnings per share:
Continuing operations	$5.17	$3.45	$1.72	49.9%
Discontinued operations	—	0.36	(0.36)	(100.0)

Net income	$5.17	$3.81	$1.36	35.7%

Diluted earnings per share:
Continuing operations	$5.08	$3.38	$1.70	50.3%
Discontinued operations	—	0.35	(0.35)	(100.0)

Net income	$5.08	$3.73	$1.35	36.2%

Cash dividends declared per common share	$0.34	$0.21	$0.13	61.9%

Average number of common shares outstanding:
Basic	54,988	57,393	(2,405)	(4.2)%
Diluted	56,017	58,643	(2,626)	(4.5)%
Balance Sheet Data (Unaudited)

	September 30,	December 31,
	2007	2006
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$309,730	$255,953
Working capital	$279,198	$240,181
Total assets	$1,611,713	$1,237,869
Stockholders’ equity	$665,075	$466,094

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Navajo Refinery
Crude charge (BPD) (1)	76,100	75,610	78,550	69,520
Refinery production (BPD) (2)	81,110	82,190	86,030	76,310
Sales of produced refined products (BPD)	80,500	80,950	85,500	75,680
Sales of refined products (BPD) (3)	99,000	96,688	98,740	90,495

Refinery utilization (4)	89.5%	92.2%	93.9%	89.9%

Average per produced barrel (5)
Net sales	$88.46	$84.49	$85.88	$83.21
Cost of products (6)	77.80	68.40	67.32	66.16

Refinery gross margin	10.66	16.09	18.56	17.05
Refinery operating expenses (7)	4.69	4.89	4.37	5.00

Net operating margin	$5.97	$11.20	$14.19	$12.05

Feedstocks:
Sour crude oil	84%	79%	79%	81%
Sweet crude oil	8%	10%	9%	8%
Other feedstocks and blends	8%	11%	12%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	57%	58%	58%	59%
Diesel fuels	31%	31%	30%	28%
Jet fuels	3%	3%	3%	4%
Fuel oil	3%	2%	3%	3%
Asphalt	3%	3%	3%	3%
LPG and other	3%	3%	3%	3%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	22,130	24,360	24,180	24,130
Refinery production (BPD) (2)	22,580	25,790	25,460	25,620
Sales of produced refined products (BPD)	25,250	25,160	26,490	25,320
Sales of refined products (BPD) (3)	25,550	25,860	26,760	26,360

Refinery utilization (4)	85.1%	93.7%	93.0%	92.8%

Average per produced barrel (5)
Net sales	$93.06	$94.88	$86.69	$85.33
Cost of products (6)	73.27	71.82	64.91	67.56

Refinery gross margin	19.79	23.06	21.78	17.77
Refinery operating expenses (7)	5.01	5.18	4.66	5.01

Net operating margin	$14.78	$17.88	$17.12	$12.76

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Woods Cross Refinery
Feedstocks:
Sour crude oil	2%	—%	2%	3%
Sweet crude oil	92%	92%	90%	89%
Other feedstocks and blends	6%	8%	8%	8%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	59%	65%	60%	64%
Diesel fuels	30%	29%	29%	28%
Jet fuels	3%	2%	2%	2%
Fuel oil	6%	4%	6%	5%
Asphalt	1%	—%	1%	—%
LPG and other	1%	—%	2%	1%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	98,230	99,970	102,730	93,650
Refinery production (BPD) (2)	104,610	107,980	111,800	101,930
Sales of produced refined products (BPD)	105,750	106,110	111,990	101,000
Sales of refined products (BPD) (3)	124,550	122,548	125,500	116,855

Refinery utilization (4)	88.5%	92.6%	93.7%	90.6%

Average per produced barrel (5)
Net sales	$89.56	$86.96	$86.07	$83.74
Cost of products (6)	76.72	69.21	66.75	66.51

Refinery gross margin	12.84	17.75	19.32	17.23
Refinery operating expenses (7)	4.77	4.96	4.44	5.00

Net operating margin	$8.07	$12.79	$14.88	$12.23

Feedstocks:
Sour crude oil	66%	60%	61%	61%
Sweet crude oil	26%	30%	28%	28%
Other feedstocks and blends	8%	10%	11%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	57%	60%	59%	60%
Diesel fuels	31%	30%	29%	28%
Jet fuels	3%	2%	3%	4%
Fuel oil	4%	3%	4%	4%
Asphalt	3%	3%	2%	2%
LPG and other	2%	2%	3%	2%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Crude capacity for the Navajo Refinery was increased from 75,000 BPSD to 83,000 BPSD in mid-year 2006 and increased by 2,000 BPSD to 85,000 BPSD in mid-year 2007, increasing our consolidated crude capacity to 111,000 BPSD.

(5)	Represents average per barrel amounts for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion, and amortization, and excludes refining segment expenses of product pipelines and terminals.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. We are reporting EBITDA from continuing operations.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
		(In thousands)
Income from continuing operations	$58,126	$79,201	$284,295	$198,090
Add provision for income tax	19,141	43,964	139,963	109,599
Add interest expense	297	268	840	815
Subtract interest income	(4,368)	(2,747)	(10,478)	(6,890)
Add depreciation and amortization	10,531	9,480	32,623	28,187

EBITDA from continuing operations	$83,727	$130,166	$447,243	$329,801

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Average per produced barrel:

Navajo Refinery
Net sales	$88.46	$84.49	$85.88	$83.21
Less cost of products	77.80	68.40	67.32	66.16

Refinery gross margin	$10.66	$16.09	$18.56	$17.05

Woods Cross Refinery
Net sales	$93.06	$94.88	$86.69	$85.33
Less cost of products	73.27	71.82	64.91	67.56

Refinery gross margin	$19.79	$23.06	$21.78	$17.77

Consolidated
Net sales	$89.56	$86.96	$86.07	$83.74
Less cost of products	76.72	69.21	66.75	66.51

Refinery gross margin	$12.84	$17.75	$19.32	$17.23

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$10.66	$16.09	$18.56	$17.05
Less refinery operating expenses	4.69	4.89	4.37	5.00

Net operating margin	$5.97	$11.20	$14.19	$12.05

Woods Cross Refinery
Refinery gross margin	$19.79	$23.06	$21.78	$17.77
Less refinery operating expenses	5.01	5.18	4.66	5.01

Net operating margin	$14.78	$17.88	$17.12	$12.76

Consolidated
Refinery gross margin	$12.84	$17.75	$19.32	$17.23
Less refinery operating expenses	4.77	4.96	4.44	5.00

Net operating margin	$8.07	$12.79	$14.88	$12.23

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Navajo Refinery
Average sales price per produced barrel sold	$88.46	$84.49	$85.88	$83.21
Times sales of produced refined products sold (BPD)	80,500	80,950	85,500	75,680
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$655,135	$629,231	$2,004,568	$1,719,172

Woods Cross Refinery
Average sales price per produced barrel sold	$93.06	$94.88	$86.69	$85.33
Times sales of produced refined products sold (BPD)	25,250	25,160	26,490	25,320
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$216,178	$219,621	$626,922	$589,832

Sum of refined products sales from produced products sold from our two refineries (4)	$871,313	$848,852	$2,631,490	$2,309,004
Add refined product sales from purchased products and rounding(1)	150,574	143,421	321,443	395,664

Total refined products sales	1,021,887	992,273	2,952,933	2,704,668
Add direct sales of excess crude oil(2)	143,277	143,103	296,800	274,378
Add other refining segment revenue(3)	43,081	37,033	100,871	105,549

Total refining segment revenue	1,208,245	1,172,409	3,350,604	3,084,595
Add corporate and other revenues	426	404	931	928
Subtract consolidations and eliminations	—	(120)	—	(396)

Sales and other revenues	$1,208,671	$1,172,693	$3,351,535	$3,085,127

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Average sales price per produced barrel sold	$89.56	$86.96	$86.07	$83.74
Times sales of produced refined products sold (BPD)	105,750	106,110	111,990	101,000
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$871,313	$848,852	$2,631,490	$2,309,004

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Navajo Refinery
Average cost of products per produced barrel sold	$77.80	$68.40	$67.32	$66.16
Times sales of produced refined products sold (BPD)	80,500	80,950	85,500	75,680
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$576,187	$509,402	$1,571,350	$1,366,908

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Woods Cross Refinery
Average cost of products per produced barrel sold	$73.27	$71.82	$64.91	$67.56
Times sales of produced refined products sold (BPD)	25,250	25,160	26,490	25,320
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$170,206	$166,243	$469,414	$466,999

Sum of cost of products for produced products sold from our two refineries (4)	$746,393	$675,645	$2,040,764	$1,833,907
Add refined product costs from purchased products sold and rounding (1)	149,569	136,241	317,905	394,131

Total refined cost of products sold	895,962	811,886	2,358,669	2,228,038
Add crude oil cost of direct sales of excess crude oil(2)	143,383	142,863	297,289	273,924
Add other refining segment costs of products sold(3)	20,126	24,680	52,464	61,237

Total refining segment cost of products sold	1,059,471	979,429	2,708,422	2,563,199
Subtract consolidations and eliminations	—	(120)	—	(396)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$1,059,471	$979,309	$2,708,422	$2,562,803

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment costs of products sold includes the costs of products for NK Asphalt Partners and costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Average cost of products per produced barrel sold	$76.72	$69.21	$66.75	$66.51
Times sales of produced refined products sold (BPD)	105,750	106,110	111,990	101,000
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$746,393	$675,645	$2,040,764	$1,833,907

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.69	$4.89	$4.37	$5.00
Times sales of produced refined products sold (BPD)	80,500	80,950	85,500	75,680
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$34,734	$36,418	$102,002	$103,303

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$5.01	$5.18	$4.66	$5.01
Times sales of produced refined products sold (BPD)	25,250	25,160	26,490	25,320
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$11,638	$11,990	$33,700	$34,631

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Sum of refinery operating expenses per produced products sold from our two refineries (2)	$46,372	$48,408	$135,702	$137,934
Add other refining segment operating expenses and rounding (1)	5,816	5,714	17,717	17,731

Total refining segment operating expenses	52,188	54,122	153,419	155,665
Add corporate and other costs	(3)	24	11	40

Operating expenses (exclusive of depreciation, depletion and amortization)	$52,185	$54,146	$153,430	$155,705

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt Partners.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Average refinery operating expenses per produced barrel sold	$4.77	$4.96	$4.44	$5.00
Times sales of produced refined products sold (BPD)	105,750	106,110	111,990	101,000
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$46,372	$48,408	$135,702	$137,934

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Navajo Refinery
Net operating margin per barrel	$5.97	$11.20	$14.19	$12.05
Add average refinery operating expenses per produced barrel	4.69	4.89	4.37	5.00

Refinery gross margin per barrel	10.66	16.09	18.56	17.05
Add average cost of products per produced barrel sold	77.80	68.40	67.32	66.16

Average net sales per produced barrel sold	$88.46	$84.49	$85.88	$83.21
Times sales of produced refined products sold (BPD)	80,500	80,950	85,500	75,680
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$655,135	$629,231	$2,004,568	$1,719,172

Woods Cross Refinery
Net operating margin per barrel	$14.78	$17.88	$17.12	$12.76
Add average refinery operating expenses per produced barrel	5.01	5.18	4.66	5.01

Refinery gross margin per barrel	19.79	23.06	21.78	17.77
Add average cost of products per produced barrel sold	73.27	71.82	64.91	67.56

Average net sales per produced barrel sold	$93.06	$94.88	$86.69	$85.33
Times sales of produced refined products sold (BPD)	25,250	25,160	26,490	25,320
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$216,178	$219,621	$626,922	$589,832

Sum of refined products sales from produced products sold from our two refineries (4)	$871,313	$848,852	$2,631,490	$2,309,004
Add refined product sales from purchased products and rounding (1)	150,574	143,421	321,443	395,664

Total refined product sales	1,021,887	992,273	2,952,933	2,704,668
Add direct sales of excess crude oil(2)	143,277	143,103	296,800	274,378
Add other refining segment revenue (3)	43,081	37,033	100,871	105,549

Total refining segment revenue	1,208,245	1,172,409	3,350,604	3,084,595
Add corporate and other revenues	426	404	931	928
Subtract consolidations and eliminations	—	(120)	—	(396)

Sales and other revenues	$1,208,671	$1,172,693	$3,351,535	$3,085,127

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net operating margin per barrel	$8.07	$12.79	$14.88	$12.23
Add average refinery operating expenses per produced barrel	4.77	4.96	4.44	5.00

Refinery gross margin per barrel	12.84	17.75	19.32	17.23
Add average cost of products per produced barrel sold	76.72	69.21	66.75	66.51

Average sales price per produced barrel sold	$89.56	$86.96	$86.07	$83.74
Times sales of produced refined products sold (BPD)	105,750	106,110	111,990	101,000
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$871,313	$848,852	$2,631,490	$2,309,004

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555